FIRST AMENDMENT TO EMPLOYMENT OFFER AGREEMENT

This Agreement is made and entered into as of the 23rd day of June, 2006, by and between New York Mortgage Trust, Inc. ("NYMT") and A. Bradley Howe ("Mr. Howe").

WITNESSETH:

WHEREAS, NYMT and Mr. Howe entered into a letter agreement entitled "Employment Offer" dated as of September 15, 2006 (the "Letter Agreement") in which NYMT offered Mr. Howe employment and agreed to pay Mr. Howe certain amounts in the event Mr. Howe was terminated thereafter; and

WHEREAS, in recognition of Mr. Howe's contribution to NYMT, NYMT desires to provide for the continued employment of Mr. Howe and to make certain changes in the Letter Agreement to reinforce and encourage the continued attention and dedication to NYMT as a member of NYMT's management;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. ***Amendments***.

   a. The fourth to last paragraph beginning "Termination:..." is hereby amended by adding the following at the end thereof:

   "This provision and the other provisions of this Employment Offer shall inure to the benefit of and bind the respective heirs, personal representatives, successors and assigns of the parties hereto and shall be governed by and construed in accordance with the laws of the State of New York."

2. ***Effect of Modification***. In the event of any inconsistency between the provisions of the Letter Agreement and the applicable provisions of this Amendment Agreement, the provisions of this Amendment Agreement shall control in all respects. Otherwise, the Letter Agreement shall remain in full force and effect.

3. ***Successors and Assigns; Governing Law***. Subject to the restrictions in the Letter Agreement as amended hereby, this Amendment Agreement shall inure to the benefit of and bind the respective heirs, personal representatives, successors and assigns of the parties hereto and shall be governed by and construed in accordance with the laws of the State of New York.

4. ***Severability; Modifications***. Should one or more of the provisions of this Amendment Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall be enforceable. This Amendment Agreement shall not be modified without the prior consent of the Company.

5. ***Execution in Counterparts***. This Amendment Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and such counterparts together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date set forth below.

NEW YORK MORTGAGE TRUST, INC.

By: ______________________
Steven B. Schnall
President and Co-CEO

A. BRADLEY HOWE

By: ______________________
A. Bradley Howe